Exhibit 99.1
Fortive Reports First Quarter 2026 Results

•Delivered Q1 2026 GAAP diluted net EPS of $0.44 and adjusted diluted net EPS of $0.70
•Q1 reported revenue grew 7.7% year-over-year on a reported basis and 5.3% on a core basis, with revenue growth benefiting from an ~150 basis point tailwind from additional year-over-year selling days in the quarter
•Completed ~$500 million of share repurchases in Q1, representing ~9 million shares or ~3% of diluted shares outstanding
•Solid progress on our Fortive Accelerated strategy; medium-term financial framework solidly intact
•Reaffirming our FY 2026 adjusted EPS guidance range of $2.90 to $3.00; currently trending toward the upper half of the range

EVERETT, WA, April 30, 2026 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced financial results for the first quarter of 2026.

“Q1 represented a strong start to the year and another quarter of solid execution by our team. We delivered core revenue growth of ~5%, adjusted EBITDA growth of ~13%, and adjusted EPS growth of ~25%. This solid performance reflects underlying strength in demand for our market-leading products, encouraging progress in the execution of our Fortive Accelerated strategy, and a continued focus on financial discipline and Fortive Business System (FBS) operational rigor. We continued to deliver on our commitment to disciplined capital allocation by completing an additional ~$500 million of share repurchases in the quarter, bringing our total buybacks in the three quarters since launching new Fortive to ~$1.8 billion,” said Olumide Soroye, President and CEO.

“Looking ahead, we are reaffirming our full-year 2026 adjusted EPS guidance range of $2.90 to $3.00, and we are currently trending toward the upper half of the range. We are encouraged by early progress on all three pillars of our Fortive Accelerated strategy: profitable organic growth acceleration powered by FBS Amplified, disciplined capital allocation with a focus on best relative returns, and a commitment to building and maintaining investor trust. We remain firmly on track to deliver on our medium-term financial framework and our progress to date boosts our excitement about the significant shareholder value creation opportunity in front of us,” Mr. Soroye concluded.

Financial Highlights for First Quarter 2026, Continuing Operations
•Revenue of $1.07 billion, up 7.7% year-over-year; core revenue up 5.3%
•GAAP net earnings of $136 million, up 21.1% year-over-year, GAAP net earnings margin of 12.8%; adjusted EBITDA of $314 million, up 13.2% year-over-year, adjusted EBITDA margin of 29.3%
•GAAP diluted net EPS of $0.44, up 33.3% year-over-year; adjusted diluted net EPS of $0.70, up 25.4% year-over-year
•GAAP operating cash flow of $220 million; Free Cash Flow of $194 million
•Deployed ~$500 million towards share repurchases

FY 2026 Guidance
For FY 2026, Fortive continues to expect adjusted diluted net earnings per share of $2.90 to $3.00.

Summary Financial Results, Continuing Operations

Fortive Continuing Operations	Q1-26	Q1-25	Variance
Revenue	$1,069M	$993M	7.7% / 5.3% (reported / core)
GAAP Net Earnings	$136M	$113M	21.1%
GAAP Net Earnings margin	12.8%	11.3%	150 bps
Adj. EBITDA	$314M	$277M	13.2%
Adj. EBITDA margin	29.3%	27.9%	140 bps
GAAP diluted net earnings per share	$0.44	$0.33	33.3%
Adj. diluted net earnings per share	$0.70	$0.55	25.4%
GAAP Operating cash flow	$220M	$192M	14.9%
Free cash flow	$194M	$171M	13.5%
Percentages presented may not recalculate based on the amounts shown due to rounding.

Summary Financial Results by Segment, Continuing Operations

Intelligent Operating Solutions	Q1-26	Q1-25	Variance
Revenue	$743M	$691M	7.6% / 5.2% (reported / core)
GAAP Operating profit	$186M	$175M	6.6%
GAAP Operating margin	25.1%	25.3%	(20) bps
Adj. EBITDA	$255M	$236M	8.0%
Adj. EBITDA margin	34.3%	34.2%	10 bps

Advanced Healthcare Solutions	Q1-26	Q1-25	Variance
Revenue	$326M	$302M	7.9% / 5.8% (reported / core)
GAAP Operating profit	$33M	$22M	50.7%
GAAP Operating margin	10.0%	7.2%	280 bps
Adj. EBITDA	$84M	$71M	17.7%
Adj. EBITDA margin	25.7%	23.6%	210 bps

PRECISION TECHNOLOGIES SEPARATION
On June 28, 2025 (the “Distribution Date”), the Company completed the separation (the “Separation” or the “PT Separation”) of its former Precision Technologies segment by distributing to Fortive shareholders on a pro rata basis all of the issued and outstanding common stock of Ralliant Corporation (“Ralliant”), the entity incorporated to hold the PT businesses. The requirements for reporting the Ralliant business as discontinued operations were met upon completion of the PT Separation. Unless otherwise indicated, all amounts herein refer to continuing operations.

CONFERENCE CALL DETAILS
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 12:00 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “News & Events.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 877-407-3110 within the U.S. or by dialing +1 215-268-9915 outside the U.S. a few minutes before 12:00 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call. You can access a replay of the conference call on the “Investors” section of Fortive’s website, www.fortive.com, under “News & Events”.
ABOUT FORTIVE
Fortive innovates essential technologies to keep our world safe and productive. Fortive’s strategic segments - Intelligent Operating Solutions and Advanced Healthcare Solutions - include iconic inventor brands with leading positions in their markets. The company’s businesses design, develop, manufacture, and market products, software, and services, building on leading brand names, innovative technologies, and strong market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 10,000 research and development, manufacturing, sales, distribution, service, and administrative team members in approximately 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with United States generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” “adjusted EBITDA”, “adjusted EBITDA margin”, “free cash flow,” and “core revenue growth,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies. With respect to forward-looking non-GAAP measures, we have not reconciled with, or presented, corresponding forward-looking GAAP measures since doing so would require us to make assumptions with precision about acquisitions, currency translations, capital and other expenses and other similar adjustments during the future periods.
FORWARD-LOOKING STATEMENTS
Statements in this presentation that are not strictly historical, including statements regarding anticipated financial results, industry trends, the ability to execute the planned strategies, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” "target", or “will” or other words of similar meaning, are “forward-looking statements" within the meaning of the United States federal securities laws. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and deteriorating trade relations with other countries, including imposition of tariffs and retaliatory tariffs between United States and China and other countries, responsive economic nationalism, trade restrictions, and enhanced regulation, impact of any prolonged government shutdown, the financial markets, geopolitical conditions and conflicts including in the Middle East and in Ukraine, security breaches, data exfiltration, or other disruptions of our information technology systems, supply chain constraints, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to manage leadership transitions and recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions or otherwise effectively deploy our capital, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, geopolitical, including war and sanctions, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, adverse effects of restructuring activities, our separation into two independent, publicly-traded companies, risk related to tax treatment of our prior separations, impact of our indemnification obligation to Ralliant and Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters and climate change. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Reports on Form 10-Q for the subsequent quarters. These forward-looking statements speak only as of the date of this presentation, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

INVESTOR CONTACT
Christina Jones
Vice President, Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000
Email: investors@fortive.com

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended
	April 3, 2026	March 28, 2025
Sales	1,069.4	993.1
Cost of sales	(393.9)	(355.6)
Gross profit	675.5	637.5
Operating costs:
Selling, general and administrative	(417.3)	(408.2)
Research and development	(66.5)	(64.0)
Operating profit	191.7	165.3
Non-operating income (expense), net:
Interest expense, net	(31.6)	(32.0)
Other non-operating income, net	3.5	0.4
Earnings from continuing operations before income taxes	163.6	133.7
Income taxes	(27.2)	(21.1)
Net earnings from continuing operations	136.4	112.6
Net earnings from discontinued operations	—	59.3
Net earnings	$136.4	$171.9

Net earnings per common share from continuing operations:
Basic	$0.44	$0.33
Diluted	$0.44	$0.33
Net earnings per common share from discontinued operations:
Basic	$—	$0.17
Diluted	$—	$0.17
Net earnings per share:
Basic	$0.44	$0.50
Diluted	$0.44	$0.50
Average common stock and common equivalent shares outstanding:
Basic	309.6	341.1
Diluted	312.8	344.6

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended
	April 3, 2026	March 28, 2025
Sales:
Intelligent Operating Solutions	$743.2	$690.9
Advanced Healthcare Solutions	326.2	302.2
Total	$1,069.4	$993.1

Operating Profit:
Intelligent Operating Solutions	$186.2	$174.6
Advanced Healthcare Solutions	32.7	21.7
Other (a)	(27.2)	(31.0)
Total	$191.7	$165.3

Operating Margins:
Intelligent Operating Solutions	25.1%	25.3%
Advanced Healthcare Solutions	10.0%	7.2%
Total	17.9%	16.6%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
($ and shares in millions, except per share amounts)

	As of
	April 3, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$356.1	$375.5
Accounts receivable less allowance for doubtful accounts of $18.4 and $18.8, respectively	647.0	683.6
Inventories:
Finished goods	175.0	169.9
Work in process	13.9	12.3
Raw materials	116.6	109.6
Inventories	305.5	291.8
Prepaid expenses and other current assets	233.8	234.0
Current assets, discontinued operations	4.8	20.8
Total current assets	1,547.2	1,605.7

Property, plant and equipment, net of accumulated depreciation of $447.0 and $430.2, respectively	276.3	269.8
Other assets	378.6	375.5
Goodwill	7,288.5	7,298.3
Other intangible assets, net	2,093.5	2,188.4
Total assets	$11,584.1	$11,737.7

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$899.8	$899.5
Trade accounts payable	415.9	436.4
Accrued expenses and other current liabilities	869.6	910.7
Total current liabilities	2,185.3	2,246.6

Other long-term liabilities	718.1	723.5
Long-term debt	2,589.3	2,306.5

Equity:
Common stock: $0.01 par value, 2,000 shares authorized; 371.3 and 366.6 issued; 305.6 and 313.4 outstanding; respectively	3.7	3.7
Additional paid-in capital	4,225.7	4,210.0
Treasury shares, at cost	(3,734.3)	(3,229.8)
Retained earnings	5,546.5	5,428.5
Accumulated other comprehensive income (loss)	41.5	41.0
Total Fortive stockholders’ equity	6,083.1	6,453.4
Noncontrolling interests	8.3	7.7
Total stockholders’ equity	6,091.4	6,461.1
Total liabilities and equity	$11,584.1	$11,737.7
This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Three Months Ended
	April 3, 2026	March 28, 2025
Cash flows from operating activities:
Net earnings	$136.4	$171.9
Less: net earnings from discontinued operations	—	(59.3)
Net earnings from continuing operations	136.4	112.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Amortization	93.2	91.2
Depreciation	20.4	16.8
Stock-based compensation	21.3	23.4
Change in certain assets and liabilities:
Change in accounts receivable, net	34.8	25.9
Change in inventories	(14.8)	(12.7)
Change in trade accounts payable	(19.8)	5.2
Change in prepaid expenses and other assets	(4.4)	(15.4)
Change in accrued expenses and other liabilities	(46.7)	(55.2)
Total operating cash provided by continuing operations	220.4	191.8
Total operating cash provided by discontinued operations	14.4	49.9
Net cash provided by operating activities	234.8	241.7

Cash flows from investing activities:
Purchases of property, plant and equipment	(26.6)	(21.1)
All other investing activities	(0.1)	(1.0)
Total investing cash used in continuing operations	(26.7)	(22.1)
Total investing cash used in discontinued operations	—	(4.1)
Net cash used in investing activities	(26.7)	(26.2)

Cash flows from financing activities:
Net proceeds from commercial paper borrowings	591.7	80.7
Repurchase of common shares	(500.2)	(202.6)
Payment of dividends	(18.4)	(27.2)
Repayment of borrowings (maturities greater than 90 days)	(292.9)	—
All other financing activities	(8.7)	8.1
Total financing cash used in continuing operations	(228.5)	(141.0)
Total financing cash used in discontinued operations	—	—
Net cash used in financing activities	(228.5)	(141.0)

Effect of exchange rate changes on cash and equivalents	1.0	4.3
Net change in cash and equivalents	(19.4)	78.8
Beginning balance of cash and equivalents	375.5	813.3
Ending balance of cash and equivalents	$356.1	$892.1

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Management believes that each of the non-GAAP financial measures described below provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
The information presented below reflect GAAP to non-GAAP reconciliations for the non-GAAP measures of Fortive on a continuing operations basis.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Adjusted Net Earnings, Adjusted Diluted Net Earnings per Share, Adjusted EBITDA, and Adjusted EBITDA Margin
We disclose the consolidated non-GAAP measures of adjusted net earnings, adjusted diluted net earnings per share, and the non-GAAP measures of adjusted earnings before income taxes, interest, depreciation, and amortization (“adjusted EBITDA”), and adjusted EBITDA margin, which to the extent applicable, make the following adjustments to GAAP net earnings, and GAAP diluted net earnings per share:
•Excluding on a pretax basis amortization of acquisition related intangible assets;
•Excluding on a pretax basis acquisition, divestiture, and Separation related items;
•Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “Discrete Restructuring Charges”);
•Excluding on a pretax basis the effect of foreign currency transaction gains and losses related to Euro-denominated debt;
In addition to the adjustments noted above, with respect to the consolidated non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin, we make the following adjustments to GAAP net earnings before income taxes:
•Excluding on a pretax basis net interest expense;
•Excluding on a pretax basis depreciation expense; and
•Excluding income taxes.
In addition to the adjustments noted above, with respect to the non-GAAP measures of adjusted net earnings and adjusted diluted net earnings per share, we make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment).
We also disclose for each segment of Fortive, the non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin, which to the extent applicable, make the following adjustments to GAAP operating profit for the corresponding segment, which is deemed to be the most comparable GAAP measure given interest and taxes are not incurred at the segment level:
•Excluding on a pretax basis amortization of acquisition related intangible assets;
•Excluding on a pretax basis acquisition and divestiture related items;

•Excluding on a pretax basis Discrete Restructuring Charges; and
•Excluding on a pretax basis depreciation expense.
Amortization of Acquisition Related Intangible Assets
As a result of our acquisition activity, we have significant amortization expense associated with definite-lived intangible assets. We adjust for amortization expense of acquisition related intangible assets incurred in each period, and impairment charges incurred, if any. We believe that this adjustment provides our investors with additional insight into our operational performance and profitability as such impacts are not related to our core business performance.
Acquisition, Divestiture, and Separation Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration, restructuring, and separation costs related to completed or announced transactions are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. We adjust for transaction costs, incremental costs related to the Separation, integration costs and corresponding restructuring charges related to acquisitions, in each case, incurred in a given period. Restructuring costs related to the Separation are not included in this adjustment but are instead included in Discrete Restructuring Costs.
Discrete Restructuring Costs
We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements that result from application of the Fortive Business System or from execution of general cost saving strategies. These discrete restructuring plans differ in terms of the size, strategic nature and planning requirements, and are often triggered by significant macroeconomic shifts, significant divestitures such as the Separation, or material operational, economic or capital market disruptions. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition as opposed to dispositions are not included in this adjustment but are instead included in acquisition related items. In the fourth quarter of 2024, we initiated a discrete restructuring plan related to the Separation that is expected to be completed by the second half of 2026.
Foreign Currency Transaction Gains and Losses Related to Euro-denominated Debt
We adjust for the effect of unrealized foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt that are not designated as hedging instruments for accounting purpose. As the fluctuations in foreign currency exchange rates continue to remain volatile, we believe this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of foreign currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines that have been divested or, at the time of reporting, are pending divestiture but are not, and will not be, considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.
Free Cash Flow
We use the term “free cash flow” when referring to net cash provided by operating activities calculated according to GAAP less payments for capital expenditures.
Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Core Revenue Growth (unaudited)

	Three Months Ended
	April 3, 2026
	Intelligent Operating Solutions	Advanced Healthcare Solutions	Total Fortive
Total Revenue Growth (GAAP)	7.6%	7.9%	7.7%
Excluding impact of:
Acquisitions and divestitures	0.1%	—%	—%
Currency exchange rates	(2.5)%	(2.1)%	(2.4)%
Core Revenue Growth (Non-GAAP)	5.2%	5.8%	5.3%

Adjusted EBITDA and Adjusted EBITDA Margin from Continuing Operations (unaudited)

	Three Months Ended
$ in millions	April 3, 2026	March 28, 2025
Revenue (GAAP)	$1,069.4	$993.1

Net Earnings from Continuing Operations (GAAP)	$136.4	$112.6
Interest expense, net	31.6	32.0
Income taxes	27.2	21.1
Depreciation	20.4	16.8
Amortization	93.2	91.2
EBITDA (Non-GAAP)	308.8	273.7
Pretax acquisition, divestiture, and Separation related items (a)	1.9	—
Pretax discrete restructuring charges	6.3	3.4
Pretax foreign currency transaction (gains) and losses related to Euro-denominated debt	(3.3)	—
Adjusted EBITDA (Non-GAAP)	$313.7	$277.1

Net Earnings Margin from Continuing Operations (GAAP)	12.8%	11.3%
Adjusted EBITDA Margin (Non-GAAP)	29.3%	27.9%

(a) Includes pretax transaction costs, integration costs, corresponding restructuring charges related to acquisitions, and certain Separation-related costs recorded in Net earnings from continuing operations.

Segment Adjusted EBITDA, Segment Adjusted EBITDA Margin (unaudited)

	Three Months Ended April 3, 2026		Three Months Ended March 28, 2025
$ in millions	Intelligent Operating Solutions	Advanced Healthcare Solutions	Intelligent Operating Solutions	Advanced Healthcare Solutions
Revenue (GAAP)	$743.2	$326.2	$690.9	$302.2

Operating Profit (GAAP)	$186.2	$32.7	$174.6	$21.7
Amortization of acquisition-related intangible assets	47.7	45.5	46.6	44.6
Acquisition, divestiture, and Separation related items (a)	0.5	—	—	—
Discrete restructuring charges	6.0	0.3	3.4	—
Adjusted Operating Profit (Non-GAAP)	240.4	78.5	224.6	66.3
Depreciation	14.7	5.3	11.6	4.9
Adjusted EBITDA (Non-GAAP)	$255.1	$83.8	$236.2	$71.2

Operating Profit Margin (GAAP)	25.1%	10.0%	25.3%	7.2%
Adjusted Operating Profit Margin (Non-GAAP)	32.3%	24.1%	32.5%	21.9%
Adjusted EBITDA Margin (Non-GAAP)	34.3%	25.7%	34.2%	23.6%

(a) Includes pretax transaction costs, integration costs, corresponding restructuring charges related to acquisitions, and certain Separation-related costs recorded in Operating profit.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share from Continuing Operations (unaudited)

	Three Months Ended
($ in millions, except per share amounts)	April 3, 2026		March 28, 2025
		Per share values		Per share values
Net Earnings and Net Earnings Per Share from Continuing Operations (GAAP)	$136.4	$0.44	$112.6	$0.33
Pretax amortization of acquisition related intangible assets	93.2	0.30	91.2	0.26
Pretax acquisition, divestiture, and Separation related items (a)	1.9	0.01	—	—
Pretax discrete restructuring charges	6.3	0.02	3.4	0.01
Pretax foreign currency transaction (gains) and losses related to Euro-denominated debt	(3.3)	(0.01)	—	—
Tax effect of the adjustments reflected above	(17.0)	(0.06)	(16.1)	(0.05)
Adjusted Net Earnings and Adjusted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$217.5	$0.70	$191.1	$0.55

Average Common Diluted Stock Outstanding (shares in millions)		312.8		344.6

(a) Includes pretax transaction costs, integration costs, corresponding restructuring charges related to acquisitions, and certain Separation-related costs recorded in Net earnings from continuing operations.

Percentages presented elsewhere may not recalculate based on the amounts shown due to rounding.

Free Cash Flow from Continuing Operations - Trailing Twelve Months (unaudited)

	Three Months Ended				Trailing Twelve Months
($ in millions)	April 3, 2026	December 31, 2025	September 26, 2025	June 27, 2025
Operating Cash Flows from Continuing Operations (GAAP)	$220.4	$344.2	$294.7	$205.0	$1,064.3
Less: Purchases of property, plant & equipment (capital expenditures) (GAAP)	(26.6)	(30.4)	(28.6)	(25.0)	(110.6)
Free Cash Flow (Non-GAAP)	$193.8	$313.8	$266.1	$180.0	$953.7

	Three Months Ended				Trailing Twelve Months
($ in millions)	March 28, 2025	December 31, 2024	September 27, 2024	June 28, 2024
Operating Cash Flows from Continuing Operations (GAAP)	$191.8	$327.7	$304.7	$217.5	$1,041.7
Less: Purchases of property, plant & equipment (capital expenditures) (GAAP)	(21.1)	(22.6)	(21.6)	(19.6)	(84.9)
Free Cash Flow (Non-GAAP)	$170.7	$305.1	$283.1	$197.9	$956.8